                                                                   EXHIBIT 10.38


                                 HARLAN R. CROW
                          2001 ROSS AVENUE, SUITE 3200
                               DALLAS, TX  75201



                                    as of April 14, 1997

Wyndham Management Corporation
2001 Bryan Tower, Suite 2300
Dallas, TX  75201

Patriot American Hospitality, Inc.
Tri-West Plaza
3030 LBJ Freeway
Suite 1500
Dallas, Texas 75234

     Re: Management Agreement dated May 10, 1995 (the "Management Agreement") between Anatole Hotel Investors, L.P. ("Lessee") and Wyndham Hotel Company, Ltd. ("Wyndham Ltd.")

Gentlemen/Mesdames:

     This letter is to confirm our agreement with respect to the proposed amendment to the Management Agreement, the making of a loan to fund the cost of certain renovations to the Anatole Hotel and the granting of a right of first offer with respect to the Anatole Hotel on terms materially in accordance with those outlined on Schedule A attached hereto (collectively, the "Amendment"). I agree to use all commercially reasonable and good faith efforts to cause DMC Devco, Inc. to cause Lessee to approve and enter into the Amendment and to obtain the consents thereto of the mortgagees of the Anatole Hotel, the partners of Anatole Partners (the ground lessor of the Anatole Hotel), and the other managers of DMC Devco, Inc., which consents to my knowledge constitute all of the consents required to be obtained to effect the Amendment.


                                    Sincerely,



                                    /s/ Harlan R. Crow
                                    ------------------
                                    Harlan R. Crow